Exhibit 99.1

Contact:

Harry S. Smith, President & CEO	M. Shane Bell, EVP & CFO
(540) 465-9121	(540) 465-9121
hsmith@therespowerinone.com	sbell@therespowerinone.com

News Release
April 21, 2010

FIRST NATIONAL CORPORATION REPORTS FIRST QUARTER EARNINGS

Strasburg, Virginia (April 21, 2010) --- First National Corporation (OTCBB: FXNC) reported net income of $1.0 million for the first quarter of 2010 compared to $37 thousand for the same quarter of 2009.

Harry S. Smith, President and CEO commented, “I am pleased to report another quarter of improved financial performance, given the current credit cycle.  Compared to the previous quarter, the return on average assets remained at 0.75% from stable net interest income and careful expense management.  For the remainder of 2010, the Company will continue efforts to improve asset quality and profitability.  In addition, we have formed an experienced business development team that will focus on profitable balance sheet growth by expanding existing customer relationships and pursuing new accounts.”

Quarterly Performance

First quarter 2010 net income was $978 thousand higher than the same quarter of 2009:

▪	Net interest income was $756 thousand higher
▪	Provision for loan losses was $760 thousand lower
▪	Noninterest income was $94 thousand higher
▪	Noninterest expense was $134 thousand higher

The increase in first quarter 2010 earnings compared to first quarter 2009 was primarily the result of an 18% increase in net interest income and a significant decrease in the provision for loan losses.  Noninterest income increased 8% and noninterest expense increased 3% when comparing the two periods.  Return on assets and return on equity were 0.75% and 7.45%, respectively, for the first quarter of 2010 compared to 0.03% and 0.35% for the same quarter in 2009.

Net interest income increased 18% to $4.9 million for the first quarter of 2010 compared to $4.2 million for the same quarter of 2009.  The net interest margin was 63 basis points higher and average interest-earning assets were $3.8 million lower when comparing the two periods.  The margin was 4.01% for the quarter ended March 31, 2010 compared to 3.38% for the same period of 2009.  The margin improvement was primarily the result of a decline in the cost of funding earning assets.

Noninterest income totaled $1.3 million for the first quarter of 2010, an increase of 8%, compared to $1.2 million for the same quarter of 2009.  The increase in noninterest income resulted primarily from more overdraft fee income and ATM and check card fees. Noninterest expense increased 3% to $4.4 million for the first quarter of 2010 compared to $4.3 million for the same period in 2009.  The increase in noninterest expense is primarily related to higher FDIC assessments and legal and professional fees.

Net charge-offs were $352 thousand for the first quarter of 2010, compared to $260 thousand for the first quarter of 2009.  Non-performing assets totaled $15.1 million compared to $17.3 million one year ago.  The allowance for loan losses totaled $7.2 million or 1.62% of total loans at March 31, 2010, compared to $6.6 million or 1.46% of total loans at March 31, 2009.  The loan loss provision totaled $411 thousand for the first quarter of 2010 compared to $1.2 million for the same period in 2009.  The lower provision for loan losses was primarily attributable to stable asset quality and economic conditions.

Cautionary Statements

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Annual Report on Form 10-K for the year ended December 31, 2009, which can be accessed from the Company’s website at www.therespowerinone.com, as filed with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 12 branch offices in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited) For the Three Months Ended
Income Statement	March 31, 2010	March 31, 2009
Interest and dividend income
Interest and fees on loans	$6,260	$6,061
Interest on federal funds sold	-	2
Interest on deposits in banks	2	-
Interest and dividends on securities available for sale:
Taxable interest	468	509
Tax-exempt interest	144	139
Dividends	12	6
Total interest and dividend income	$6,886	$6,717

Interest expense
Interest on deposits	$1,676	$2,141
Interest on federal funds purchased	5	8
Interest on company obligated mandatorily redeemable capital securities	108	127
Interest on other borrowings	148	248
Total interest expense	$1,937	$2,524

Net interest income	$4,949	$4,193
Provision for loan losses	411	1,171
Net interest income after provision for loan losses	$4,538	$3,022

Noninterest income
Service charges	$609	$554
ATM and check card fees	314	287
Trust and investment advisory fees	310	308
Fees for other customer services	73	56
Gains on sale of loans	40	39
Gains on sale of securities available for sale	2	6
Gains (losses) on sale of other real estate owned, net	(52)	-
Other operating income	25	(23)
Total noninterest income	$1,321	$1,227

Noninterest expense
Salaries and employee benefits	$2,227	$2,206
Occupancy	344	331
Equipment	348	335
Marketing	124	135
Stationery and supplies Legal and professional fees	97 226	147 180
ATM and check card fees	177	170
FDIC assessment	187	92
Other operating expense	667	667
Total noninterest expense	$4,397	$4,263

Income before income taxes	$1,462	$(14)
Income tax provision	447	(51)
Net income	$1,015	$37
Effective dividend and accretion on preferred stock	220	44
Net income (loss) available to common shareholders	$795	$(7)

Common Share and Per Common Share Data
Net income, basic and diluted	$0.27	$0.00
Shares outstanding at period end	2,936,931	2,922,860
Weighted average shares, basic and diluted	2,932,879	2,917,172
Book value at period end	$14.11	$13.37
Cash dividends	$0.14	$0.14

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited) For the Three Months Ended
	March 31, 2010	March 31, 2009
Key Performance Ratios
Return on average assets	0.75%	0.03%
Return on average equity	7.45%	0.35%
Net interest margin	4.01%	3.38%
Efficiency ratio (1)	68.65%	77.46%

Asset Quality
Loan charge-offs	$432	$364
Loan recoveries	80	104
Net charge-offs	352	260
Non-accrual loans	8,546	12,572
Other real estate owned, net	6,554	4,703
Repossessed assets Restructured loans Non-performing assets	23 - 15,123	26 - 17,301

Average Balances
Average assets	$546,780	$547,979
Average earning assets	509,259	513,036
Average shareholders’ equity	55,246	43,035

	(unaudited)
	March 31, 2010	March 31, 2009
Capital Ratios
Tier 1 capital	$63,566	$62,973
Total capital	69,322	68,840
Total capital to risk-weighted assets	15.10%	14.69%
Tier 1 capital to risk-weighted assets	13.85%	13.44%
Leverage ratio	11.63%	11.49%

Balance Sheet
Cash and due from banks	$6,241	$6,726
Interest-bearing deposits in banks	2,248	1,935
Federal funds sold	2,220	14,622
Securities available for sale, at fair value	57,664	51,773
Restricted securities, at cost	3,426	2,334
Loans held for sale	125	408
Loans, net of allowance for loan losses	435,243	443,376
Premises and equipment, net	20,377	21,252
Interest receivable	1,720	1,750
Other assets	15,876	10,946
Total assets	$545,140	$555,122

Noninterest-bearing demand deposits	$81,603	$75,471
Savings and interest-bearing demand deposits	149,597	140,024
Time deposits	224,947	252,458
Total deposits	$456,147	$467,953
Other borrowings	20,147	20,336
Company obligated mandatorily redeemable capital securities	9,279	9,279
Accrued expenses and other liabilities	4,089	4,582
Total liabilities	$489,662	$502,150

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited)
	March 31, 2010	March 31, 2009
Balance Sheet (continued)
Preferred stock	$14,029	$13,906
Common stock	3,671	3,653
Surplus	1,439	1,389
Retained earnings	35,488	34,819
Unearned ESOP shares	(8)	(177)
Accumulated other comprehensive income (loss), net	859	(618)
Total shareholders’ equity	$55,478	$52,972

Total liabilities and shareholders’ equity	$545,140	$555,122

Loan Data
Mortgage loans on real estate:
Construction	$52,605	$60,047
Secured by farm land	6,305	1,762
Secured by 1-4 family residential	120,125	117,752
Other real estate loans	203,769	198,630
Loans to farmers (except those secured by real estate)	3,422	3,164
Commercial and industrial loans (except those secured by real estate)	40,307	53,166
Consumer installment loans	12,930	14,067
Deposit overdrafts	391	353
All other loans	2,554	996
Total loans	$442,408	$449,937
Allowance for loan losses	7,165	6,561
Loans, net	$435,243	$443,376

(1) The efficiency ratio is computed by dividing noninterest expense excluding the provision for other real estate owned by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on securities, premises and equipment and other real estate owned. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit for 2010 and 2009 was 34%.  Net interest income on a tax equivalent basis was $5,033 and $4,274 for the three months ended March 31, 2010 and 2009, respectively. Noninterest income excluding securities, premises and equipment and other real estate owned gains and losses was $1,371 and $1,221 for the three months ended March 31, 2010 and 2009, respectively. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.